Exhibit 10.1

AMENDMENT AND EXCHANGE AGREEMENT

This Amendment and Exchange Agreement (the “Agreement”), dated effective as of March 30, 2011, is by and between Balqon corporation, a Nevada corporation (the “Company”), and the holder identified on the signature page hereto (“Holder”).

R E C I T A L S

A. Between March 20, 2009 and June 30, 2009, pursuant to the terms and conditions of a Confidential Private Placement Memorandum dated March 23, 2009 (the “2009 Memorandum”), the Company issued (i) $1,000,000 in aggregate principal amount of its 10% Unsecured Subordinated Convertible Promissory Notes of which $916,500 in aggregate principal amount is currently outstanding (the “2009 Notes”) and (ii) warrants (the “2009 Warrants”) to purchase shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”) to certain investors (“the 2009 Investors”).

B. Between February 5, 2010 and April 12, 2010, pursuant to the terms of a Confidential Private Placement Memorandum dated September 1, 2009, as supplemented by that certain Supplement No. 1 to Confidential Private Placement Memorandum dated January 22, 2010 (the “2010 Memorandum”), the Company issued (i) $1,500,000 in aggregate principal amount of its 10% Unsecured Subordinated Convertible Promissory Notes of which $1,300,000 in aggregate principal amount is currently outstanding (the “2010 Notes”) and (ii) warrants (the “2010 Warrants”) to purchase shares of Common Stock to certain investors (the “2010 Investors”).

C. On or about «A», subject to the terms and conditions of a certain Securities Purchase Agreement (the “Existing Securities Purchase Agreement”) and pursuant to the terms and conditions of the 2009 Memorandum, the Company issued to the Holder (i) $«B» in aggregate principal amount of its 2009 Notes (the “Note”) and (ii) a 2009 Warrant (the “Warrant”) to purchase up to «C» shares of Common Stock. Capitalized terms not defined herein shall have the meaning as set forth in the Existing Securities Purchase Agreement as amended hereby.

D. The Company and the Holder desire to enter into this Agreement, pursuant to which, among other things, (i) the Company and the Holder shall exchange the Holder’s Note with a current aggregate principal amount of $«D» (the “Existing Note”) for a 10% Secured Subordinated Convertible Promissory Note (the “Exchanged Note”), with the same outstanding aggregate principal amount as the Existing Note, convertible into Common Stock in accordance therewith (the Exchanged Note as converted, the “Exchanged Note Conversion Shares”) and (ii) the Company and the Holder shall exchange the Holder’s Warrant (“Existing Warrant”) currently exercisable into «C» shares of Common Stock for a warrant to purchase Common Stock of the Company (the “Exchanged Warrant”), exercisable into «C» shares of Common Stock (the Exchanged Warrant as exercised, the “Exchanged Warrant Shares”).

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E. The Company desires to enter into separate Amendment and Exchange Agreements with each of the 2009 Investors and the 2010 Investors. The 2009 Investors that enter into such Amendment and Exchange Agreements, in addition to participating in an exchange transaction, will agree to amend the 2009 Note held by such 2009 Investor to extend the 2009 Note’s maturity date from March 31, 2012 until the Closing Date (as defined below).

A G R E E M E N T

1. Exchange. At the Closing, the Holder and the Company shall exchange (i) the Existing Note for the Exchanged Note and (ii) the Existing Warrant for the Exchanged Warrant. At the Closing (as defined below), the following transactions shall occur (such transactions in this Section 1, the “Exchange”):

1.1 Delivery. In exchange for (i) the Existing Note, the Company shall deliver or cause to be delivered to the Holder the Exchanged Note and (ii) the Existing Warrant, the Company shall deliver or cause to be delivered to the Holder the Exchanged Warrant. The Holder shall deliver or cause to be delivered to the Company (or its designee) the Existing Note and the Existing Warrant, as soon as commercially practicable following the Closing. As of the Closing Date, all of the Holder’s rights under the Existing Note and the Existing Warrant shall be extinguished.

1.2 Other Documents. At the Closing, the Company and the Holder shall execute and/or deliver such other documents and agreements as are customary and reasonably necessary to effectuate the Exchange, including, without limitation, a Security Agreement (as defined below).

1.3 Purchase Price. The Exchanged Note shall be issued to the Holder in exchange for the Existing Note and the Exchanged Warrant shall be issued to the Holder in exchange for the Existing Warrant, in each case, without the payment of any additional consideration.

1.4 Closing. The closing of the Exchange (the “Closing”) shall occur on April 30, 2012 if the conditions to closing specified in this Agreement have been satisfied or duly waived (or such other date and time as is mutually agreed to by the Company and holders of 50% of the outstanding principal amount of the 2009 Notes and 2010 Notes) (the “Closing Date”).

2. Amendments to Transaction Documents.

2.1 Ratifications. Except as otherwise expressly provided herein, the Existing Securities Purchase Agreement and each other Transaction Document, is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Closing Date: (i) all references in the Existing Securities Purchase Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Existing Securities Purchase Agreement shall mean the Existing Securities Purchase Agreement as amended by this Agreement and (ii) all references in the other Transaction Documents, to the “Securities Purchase Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Securities Purchase Agreement shall mean the Existing Securities Purchase Agreement as amended by this Agreement.

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2.2 Amendment to 2009 Notes. To the extent the Existing Note is a 2009 Note, the defined term “Note Maturity Date” under the Existing Note shall be hereby amended to mean April 30, 2012.

2.3 Exchanged Note. The Exchanged Note will be issued on the Closing Date and will be substantially similar to the Existing Note, with the following material differences:

(a) The initial Conversion Price under the Exchanged Note shall be $0.40 per share of Common Stock.

(b) The defined term “Note Maturity Date” under the Exchanged Note shall mean the earlier of (i) March 31, 2013, or (ii) the date as of which the outstanding principal and accrued interest on the Exchanged Note and all other payments payable thereunder are due and payable to the Holder pursuant to a provision similar to Section 5.2 of the Existing Note.

(c) The Exchanged Note shall be secured by a lien on all of the Company’s assets (the “Lien”), which lien shall be subordinated to (i) all of the Company’s secured indebtedness existing on the Closing Date and (ii) money borrowed (or to be borrowed) by the Company from any bank, savings and loan or other commercial or financial institutions in an amount of up to $2,500,000. The Exchanged Note shall rank pari passu with (i) all 10% Secured Subordinated Convertible Promissory Notes exchanged for 2009 Notes and (ii) all 10% Secured Subordinated Convertible Promissory Notes exchanged for 2010 Notes.

(d) The term “Conversion Price” will be subject to a standard “full ratchet” anti-dilution adjustment which, in the event that the Company issues or is deemed to have issued securities, except for customary excluded securities, at a price lower than the then applicable Conversion Price, the Conversion Price shall be reduced to equal the price at which the Company issued or is deemed to have issued its Common Stock.

2.4 Exchanged Warrant. The Exchanged Warrant will be issued on the Closing Date and will be substantially similar to the Existing Warrant, with the following material differences:

(a) The initial Exercise Price of one share of Common Stock under the Exchanged Warrant shall be $0.40.

(b) The Exchanged Warrant shall be void if the purchase rights represented by the Exchanged Warrant are not exercised before the close of business on March 31, 2015.

(c) The Exercise Price will be subject to a standard “full ratchet” anti-dilution adjustment which, in the event that the Company issues or is deemed to have issued securities, except for customary excluded securities, at a price lower than the then applicable Exercise Price, the Exercise Price shall be reduced to equal the price at which the Company issued or is deemed to have issued its Common Stock.

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2.5 Amendments to Transaction Documents. On and after the Closing Date, each of the Transaction Documents shall be amended as follows:

(a) The defined term “Note” shall be amended and restated as “Exchanged Note (as defined in the Amendment and Exchange Agreement)”.

(b) The defined term “Conversion Shares” shall be amended and restated as “Exchanged Note Conversion Shares (as defined in the Amendment and Exchange Agreement)”.

(c) The defined term “Warrant” shall be amended and restated as “Exchanged Warrant (as defined in the Amendment and Exchange Agreement)”.

(d) The defined term “Warrant Shares” shall be amended and restated as “Exchanged Warrant Shares (as defined in the Amendment and Exchange Agreement)”.

(e) The defined term “Amendment and Exchange Agreement” shall mean “that certain Amendment and Exchange Agreement, dated as of March 30, 2012, by and between the Company and the Purchaser”.

(f) The defined term “Transaction Documents” shall be amended to include the Amendment and Exchange Agreement and the Security Agreement.

3. Holder’s Representations and Warranties. As a material inducement to the Company to enter into this Agreement and consummate the Exchange, the Holder represents, warrants and covenants with and to the Company as of the date hereof and as of the Closing Date as follows:

3.1 Ownership of Existing Note. The Holder owns the Existing Note free and clear of any liens (other than the obligations pursuant to this Agreement and applicable securities laws).

3.2 Reliance on Exemptions. The Holder understands that the Exchanged Note and the Exchanged Warrant (collectively, the “Exchanged Securities”) are being offered and exchanged in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein in order to determine the availability of such exemptions and the eligibility of the Holder to acquire the Exchanged Securities.

3.3 No Governmental Review. The Holder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Exchanged Securities nor have such authorities passed upon or endorsed the merits of the offering of the Exchanged Securities.

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3.4 Validity; Enforcement. This Agreement to which the Holder is a party have been duly and validly authorized, executed and delivered on behalf of the Holder and shall constitute the legal, valid and binding obligations of the Holder enforceable against the Holder in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

3.5 No Conflicts. The execution, delivery and performance by the Holder of this Agreement and the consummation by the Holder of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Holder or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Holder is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Holder, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Holder to perform its obligations hereunder.

3.6 Investment Representations.

(a) The Company has made available to the Holder all the information reasonable available to the Company that the Holder has requested for deciding whether to acquire the Exchanged Securities. The Holder confirms that it has been given sufficient access to information regarding the Company in connection with its decision to acquire the Exchanged Securities, including the opportunity to ask questions of, and receive answers from, persons acting on behalf of the Company and concerning the Company’s financial affairs, prospects and condition.

(b) The Holder (i) is resident in or otherwise subject to the securities legislation of the United States, and the issuance of the Exchanged Securities to the Holder has occurred only in the United States; (ii) by reason of its or his business or financial expertise, has the capacity to protect its or his own interests in connection with its or his acquisition of the Securities; and (iii) is an “accredited investor” as defined in Rule 501 of Regulation D of the Securities Act. The Holder is not a registered broker dealer registered under Section 15(a) of the Exchange Act, or a member of the Financial Industry Regulatory Authority (“FINRA”), or an entity engaged in the business of being a broker dealer. Except as otherwise disclosed in writing to the Company on or prior to the date of this Agreement, the Holder is not affiliated with any broker dealer registered under Section 15(a) of the Exchange Act, or a member of FINRA or an entity engaged in the business of being a broker dealer.

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(c) The Holder is (i) acquiring the Exchanged Securities, (ii) upon conversion of the Exchanged Note will acquire the Exchanged Conversion Shares issuable upon conversion thereof, and (iii) upon exercise of the Exchanged Warrant will acquire the Exchanged Warrant Shares issuable upon exercise thereof, in the ordinary course of business for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws, and the Holder does not have a present arrangement to effect any distribution of the Securities to or through any person or entity.

(d) The Holder acknowledges that (i) a limited public market exists for the shares of Common Stock, and no assurances can be given by the Company that any of the Exchanged Conversion Shares or Exchanged Warrant Shares will be registered for resale under the Securities Act, (ii) he, she or it must and shall bear the economic risk of holding the Exchanged Securities, which may be for an indefinite period of time, because at the time such Exchanged Securities are issued they will not have been registered under the Securities Act or any other securities law and, therefore, cannot be sold unless they are subsequently registered under applicable federal and state securities laws or an exemption from such registration is available; (iii) the Exchanged Securities may not be resold or transferred on the official stock transfer records of Company without furnishing to Company an opinion of counsel reasonably acceptable to Company that such sale or transfer of the Exchanged Securities will not violate the registration provisions of applicable federal and state securities laws; and (iv) certificates representing the Securities shall have endorsed on them a restrictive legend to this effect as set forth in Section 3.3 of the Existing Securities Purchase Agreement.

(e) The Holder acknowledges that: (i) there is no government or other insurance covering such Exchanged Securities; and (ii) there are risks associated with the acquisition of the Exchanged Securities.

(f) The Holder, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Exchanged Securities, and has so evaluated the merits and risks of such investment. Such Holder understands that it must bear the economic risk of this investment in the Exchanged Securities indefinitely, and is able to bear such risk and is able to afford a complete loss of such investment.

(g) If the Holder is not a United States person (as defined by Section 7701(a)(30) of the Code), the Holder hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Exchanged Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Exchanged Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Exchanged Securities. The Holder’s acquisition of and continued beneficial ownership of the Exchanged Securities will not violate any applicable securities or other laws of the Holder’s jurisdiction.

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3.7 Exculpation. The Holder acknowledges that it is not relying upon any Person, other than the Company and its officers and directors, in making its investment or decision to invest in the Company.

3.8 Residence. If the Holder is an individual, then the Holder resides in the state or province identified in the address of the Holder set forth on the Holder’s signature page hereto; if the Holder is a partnership, corporation, limited liability company or other entity, then the office or offices of the Holder in which its principal place of business is identified in the address or addresses of the Holder set forth on the Holder’s signature page hereto.

4. Conditions to Company’s Obligations Hereunder.

The obligations of the Company to the Holder hereunder are subject to the satisfaction of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing the Holder with prior written notice thereof:

4.1 The Holder shall have duly executed this Agreement and delivered the same to the Company.

4.2 The Holder shall have duly executed the Accredited Investor Questionnaire attached as Exhibit A hereto and delivered the same to the Company.

4.3 The representations and warranties of the Holder shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date), and the Holder shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Holder at or prior to the Closing Date.

4.4 The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the consummation of the Exchange.

4.5 The Company’s board of directors shall have duly authorized the Exchange.

4.6 The Holder shall have duly executed and delivered a security agreement evidencing the Lien (the “Security Agreement”).

5. Conditions to Holder’s Obligations Hereunder.

The obligations of the Holder hereunder are subject to the satisfaction of each of the following conditions, provided that these conditions are for the Holder's sole benefit and may be waived by the Holder at any time in its sole discretion by providing the Company with prior written notice thereof:

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5.1 The Company shall have duly executed and delivered this Agreement to the Holder.

5.2 The Company shall have duly executed and delivered to the Holder the Exchanged Note and the Exchanged Warrant.

5.3 The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the consummation of the Exchange.

5.4 The Company shall have duly executed and delivered the Security Agreement.

6. Miscellaneous.

6.1 Termination. This Agreement may be terminated by the Company or the Holder if the Closing does not occur on or before April 30, 2012.

6.2 Miscellaneous Provisions. Section 9 of the Existing Securities Purchase Agreement (as amended hereby) is hereby incorporated by reference herein, mutatis mutandis.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment and Exchange Agreement to be effective as of the day and year first above written.

COMPANY:
BALQON CORPORATION
By: /s/ Balwinder Samra
Name: Balwinder Samra
Title: President and Chief Executive Officer
Date: April 12, 2012

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment and Exchange Agreement to be effective as of the day and year first above written.

HOLDER:

[ ]
By:___________________
Name: ________________
Title: __________________

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